UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2004

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Tenth Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS.

On December 17, 2004, Microtune, Inc.’s German subsidiary, Microtune GmbH & Co. KG (“Microtune GmbH”), entered into certain agreements with Pensor Pensionsfonds AG and Allianz-Pensions-Management e.V. to convert Microtune GmbH’s defined benefit pension plan to a defined contribution pension plan. Under the terms of this transaction, Microtune GmbH will pay Pensor Pensionsfonds AG approximately 972,000 euros to fully fund its pension obligation related to past service of employees and will consequently eliminate a reserve of approximately 880,000 euros related to the former defined benefit pension plan. Going forward, Microtune GmbH will periodically pay Allianz-Pensions-Management e.V. nominal amounts to fund the Company’s pension obligations related to future employee service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

Date: December 20, 2004	By:	/s/ James A. Fontaine
James A. Fontaine
Chief Executive Officer